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Exhibit 21.1

Company
Atlanta Downtown Hotel Operator, Inc.	Delaware	100%
Atlanta Perimeter Hotel Operator, Inc.	Delaware	57%
Baton Rouge Hotel Operator, Inc.	Delaware	100%
Beale Street Hotel Operator, Inc.	Delaware	100%
Birmingham Hotel Operator, Inc.	Delaware	100%
Braintree Hotel Operator, Inc.	Delaware	100%
Chelsea Hotel Operator, Inc.	Delaware	100%
CWI Atlanta Downtown Hotel, LLC	Delaware	100%
CWI Atlanta Perimeter Hotel, LLC	Delaware	100%
CWI Baton Rouge Hotel, LLC	Delaware	100%
CWI Beale Street Hotel, LLC	Delaware	100%
CWI Birmingham Hotel, LLC	Delaware	100%
CWI Braintree Hotel, LLC	Delaware	100%
CWI Chelsea Hotel, LLC	Delaware	100%
CWI Keys Hotel, LLC	Delaware	100%
CWI Lake Arrowhead Resort, LLC	Delaware	100%
CWI Legacy Park Hotel, LLC	Delaware	100%
CWI Mission Valley Hotel, LLC	Delaware	100%
CWI Nashville Hotel, LLC	Delaware	100%
CWI New Orleans CBD Hotel, LLC	Delaware	100%
CWI New Orleans Hotel, LLC	Delaware	100%
CWI OP, LP	Delaware	100%
CWI Raleigh Hotel, LLC	Delaware	100%
CWI SE Hotel Portfolio, LLC	Delaware	100%
CWI Shadyside Hotel, LLC	Delaware	100%
CWI Sonoma Hotel, LLC	Delaware	100%
CWI-AM Atlanta Perimeter Hotel, LLC	Delaware	57%
CWI-Fairmont Sonoma Hotel, LLC	Delaware	75%
CWI-HRI French Quarter Hotel Property, LLC	Delaware	80%
CWI-HRI New Orleans CBD Hotel, LLC	Delaware	88%
CWI-Pacific Lake Arrowhead Resort, LLC	Delaware	97%
French Quarter Hotel Operator, Inc.	Delaware	80%
Keys Hotel Operator, Inc.	Delaware	100%
Lake Arrowhead Resort Operator, Inc.	Delaware	97%
Legacy Park Hotel Operator, Inc.	Delaware	100%
Mission Valley Hotel Operator, Inc.	Delaware	100%
Nashville Hotel Operator, Inc.	Delaware	100%
New Orleans CBD Hotel Operator, Inc.	Delaware	88%
Raleigh Hotel Operator, Inc.	Delaware	100%
Shadyside Hotel Operator, Inc.	Delaware	100%
Sonoma Hotel Operator, Inc.	Delaware	75%

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  Exhibit 21.1